L.L.P.
                   A Registered Limited Libility Partnership
                         300 Convent Street, Suite 2200
                            San Antonio, Texas 78205

telephone: 210/224-5575                                             houston
facsimile: 210/224-8336                                         washington, d.c
                                                                    austin
writer's direct dial number:                                     san antonio
   210/270-9367                                                     dallas
                                                                   new york
                                                                  los angeles
                                                                   hong kong


February 26, 1996

Tesoro Petroleum Corporation
8700 Tesoro Drive
San Antonio, Texas  78217

Dear Sirs:

     We hereby consent to the incorporation by reference of our opinion dated January 16, 1996, filed as Exhibit 5 to the Company's Registration Statement on Form S-4 (Registration No. 333-00229), as an exhibit to this Amendment No. 1 on Form S-3 to Form S-4 (Registration No. 333-00229) and to the reference to us under "Legal Matters" therein. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,



                                FULBRIGHT & JAWORSKI L.L.P.